Exhibit 99.2

First Quarter 2014 Earnings Call May 7, 2014 Exhibit 99.2

Safe Harbor Statement/Regulation G Information

Some of the statements contained in today's presentation with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries, are forward-looking statements within the meaning of the U.S. federal securities laws and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding the intents, beliefs and current expectations of one or more of PHI, Pepco, DPL or ACE (each, a Reporting Company) or their subsidiaries. In some cases you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "could," "expects," "intends," "assumes," "seeks to," "plans," "anticipates," "believes," "projects," "estimates," "predicts," "potential," "future," "goal," "objective," or "continue", the negative or other variations of such terms, or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Companies' or their subsidiaries' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. These forward-looking statements are qualified in their entirety by, and should be read together with, the risk factors included in the "Risk Factors" section and other statements in each Reporting Company's annual report on Form 10-K for the year ended December 31, 2013 filed on February 28, 2014 and in other Securities and Exchange Commission (SEC) filings, and investors should refer to these risk factor sections and such other statements. All such factors are difficult to predict, contain uncertainties, are beyond each Reporting Company's or its subsidiaries' control and may cause actual results to differ materially from those contained in the forward-looking statements. Any forward-looking statements speak only as of the date of this presentation and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company's or its subsidiaries' business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

PHI routinely makes available important information with respect to each Reporting Company, including copies of each Reporting Company's annual, quarterly and current reports filed with or furnished to the SEC under the Securities Exchange Act of 1934, on PHI's website at http://www.pepcoholdings.com/investors. PHI recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with each Reporting Company's disclosure obligations under SEC Regulation FD.

PHI discloses net income from continuing operations and related per share data (both as historical information and earnings guidance) excluding certain items (non-GAAP financial information) because management believes that these items are not representative of PHI's ongoing business operations. Management uses this information, and believes that such information is useful to investors, in evaluating PHI's period-over-period performance. The inclusion of this disclosure is intended to complement, and should not be considered as an alternative to, PHI's reported net income from continuing operations and related per share data in accordance with accounting principles generally accepted in the United States (GAAP).

Pepco Holdings Inc
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3 First Quarter Earnings * Calculated, where applicable, using a composite income tax rate of approximately 35%. Note: See Regulation G Information at the beginning of today’s presentation. Three Months Ended March 31, (Millions of Dollars) 2014 2013 Reported (GAAP) Net Income (Loss) from Continuing Operations $ 75 $ (111) Adjustments (after - tax )*: Interest associated with c hange in assessment of corporate tax benefits related to the cross - border energy lease investments – 66 Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets – 101 Adjusted Net Income from Continuing Operations (Non - GAAP) $ 75 $ 56

4 (Millions of Dollars) 2014 2015 2016 2017 2018 Total Power Delivery Distribution 776$ 707$ 771$ 729$ 752$ 3,735$ Transmission 318 290 260 255 285 1,408 Gas Delivery 29 28 28 28 29 142 Information Technology 66 33 24 21 22 166 Corporate Support and Other (1) 101 69 75 75 43 363 Total Power Delivery 1,290 1,127 1,158 1,108 1,131 5,814 Additions to Power Delivery Transmission - Substation Physical Security 15 25 - - - 40 Transmission - Dominion (Glebe Road) (2) 5 16 30 25 - 76 Transmission - Deepwater Retirement - NJ 6 5 16 13 1 41 Revised Total Power Delivery 1,316 1,173 1,204 1,146 1,132 5,971 Pepco Energy Services 6 6 7 6 3 28 Corporate and Other 6 6 6 6 6 30 Revised Total PHI Forecast 1,328$ 1,185$ 1,217$ 1,158$ 1,141$ 6,029$ DC Undergrounding Project Proposed Expenditures (2) 1$ 50$ 75$ 75$ 75$ 276$ (1) Corporate Support and Other category includes facilities, communications and other construction expenditures supporting the PHI utilities (2) Cost reflects only PHI’s portion of the project. The total cost of the Dominion (Glebe Road) project is $165 million and the total for the DC Undergrounding project is $1 billion. Revised Capital Expenditure Forecast Note: See Safe Harbor Statement at the beginning of today’s presentation.

5 Distribution Rate Cases – Recent Decision Delmarva Power – Delaware Electric Rate Case Request Docket No. 13 - 115 Initial Filing Date 3/22/13 Revenue Requirement Increase (Updated on 9 /20/13) $39.0M Adjusted Rate Base $745.6M Common Equity Ratio 49.2% Return on Equity 10.25% Residential Total Bill % Increase 5.4% Test Year January 2012 – December 2012 (1) Summary order issued April 2, 2014; final order expected at a later date (2) Includes amortization expense related to Dynamic Pricing Program regulatory asset Decision Docket No. 13 - 115 Date of Decision 4/2/14 (1) Revenue Requirement Increase Approved $15.1M Adjusted Rate Base $619.6M Common Equity Ratio 49.2% Return on Equity 9.70% Estimated Residential Total Bill % Increase 1.54% New Rates Effective 5/1/14 Estimated Annual Pre - tax Earnings Impact $14.9M (2) Note: See Safe Harbor Statement at the beginning of today’s presentation.

6 Distribution Rate Cases – Recent Decision Pepco – District of Columbia Rate Case Request FC Case No. 1103 Initial Filing Date 3/8/13 Revenue Requirement Increase (Updated on 12 /3/13) $44.8M Adjusted Rate Base $1.4B Common Equity Ratio 49.2% Return on Equity 10.25% Residential Total Bill % Increase 6.6% Test Year January 2012 – December 2012 (1) Includes 10 bp reduction to authorized return on equity for the Bill Stabilization Adjustment mechanism (2) Includes changes in depreciation expense . In addition, Pepco will record a reduction to O&M expense of $3.3 million in 2014 to reflect the approval to recover incremental rate case costs to be amortized over a three - year period Decision FC Case No. 1103 Date of Decision 3/26/14 Revenue Requirement Increase Approved $23.4M Adjusted Rate Base $1.3B Common Equity Ratio 49.2% Return on Equity 9.40% (1) Residential Total Bill % Increase 3.9% New Rates Effective 4/16/14 Estimated Annual Pre - tax Earnings Impact $24.2M (2) Note: See Safe Harbor Statement at the beginning of today’s presentation.

7 Distribution Rate Cases – Pending Atlantic City Electric – New Jersey Rate Case Request ER14030245 Initial Filing Date 3/14/14 Test Year January 2013 – December 2013 Adjusted Rate Base $1.4B Common Equity Ratio 50.0% Requested Return on Equity 10.25% Revenue Requirement Increase $61.7M Residential Total Bill % Increase 5.6% Revenue Requirement Equating to 25 Basis Point Change in ROE $2.9M Initiative to improve timely recovery: ▪ Reliability and other plant additions from January 2014 through December 2014 ($17.4M of revenue) Note: See Safe Harbor Statement at the beginning of today’s presentation.

8 Distribution Rate Cases – Pending Pepco – Maryland Rate Case Request Case No. 9336 Initial Filing Date 12/4/13 Test Year October 2012 – September 2013 Adjusted Rate Base $1.4B Common Equity Ratio 49.9% Requested Return on Equity 10.25% Revenue Requirement Increase $43.3M* Residential Total Bill % Increase 3.3% Revenue Requirement Equating to 25 Basis Point Change in ROE $3.1M Procedural Schedule ▪ 12/4/13: Initial Filing Date ▪ 3/10/14: Intervenors’ Testimony ▪ 4/22 - 4/29/14: Evidentiary Hearings ▪ July 2014 : Expected Timing of Decision Initiative to improve timely recovery: ▪ Reliability plant additions from April 2014 through September 2014 ($11.7M of revenue) Intervenors’ Positions ▪ PSC Staff: $15.7M; 9.62% ROE ▪ Office of People’s Counsel: ($5.1M); 9.00% ROE ▪ Apartment & Office Building Association: $12.0M; 9.45% ROE ▪ Montgomery County: $14.3M; 9.36% ROE Note: See Safe Harbor Statement at the beginning of today’s presentation. * Revenue requirement increase was updated on April 15, 2014 to $37.4 million

9 Pepco Energy Services Signed Contracts 2013 vs. 2014 (Millions of Dollars) ▪ ESCO market is in the early stages of recovery and contract signings are up from last year • Signed $17 million of energy efficiency contracts in the first quarter of 2014 vs. $1 million in the first quarter of 2013 • Underground transmission and distribution construction business (W.A. Chester) remains strong • Signed $32 million in underground transmission contracts in the first quarter of 2014 vs. $11 million in the first quarter of 2013 Note: See Safe Harbor Statement/Reg. G Information at the beginning of today’s presentation. Expect PES to contribute between $6 - $8 million in after - tax earnings in 2014 $0 $5 $10 $15 $20 $25 $30 $35 ESCO W.A. Chester 2013 2014

10 Reconciliation of GAAP EPS to Adjusted EPS Note: See Regulation G Information at the beginning of today’s presentation. Three Months Ended March 31, 2014 2013 Reported (GAAP) Earnings (Loss) per Share from Continuing Operations $ 0.30 $ (0.47) Adjustments (after - tax )*: Interest associated with c hange in assessment of corporate tax benefits related to the cross - border energy lease investments – 0.28 PCI valuation allowances related to certain deferred tax assets – 0.43 Adjusted Earnings per Share from Continuing Operations ( Non - GAAP) $ 0.30 $ 0.24 * Calculated, where applicable, using a composite income tax rate of approximately 35%

Adjusted Earnings Per Share Variance – Three Months Ended March 31

	Three Months Ended March 31,			
	Power Delivery	Pepco Energy Services	Corporate and Other	Total PHI
2013 Earnings (loss) per share from Continuing Operations (GAAP) (1)	**$ 0.24**	**$ 0.01**	**$ (0.72)**	**$ (0.47)**
<u>2013 Adjustments (2)</u>				
• Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	0.28	0.28
• PCI valuation allowances related to certain deferred tax assets	–	–	0.43	0.43
2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.24	0.01	(0.01)	0.24
<u>Change from 2013 Adjusted earnings (loss) per share from Continuing Operations</u>				
Regulated Operations				
• Distribution Revenue				
- Weather (estimate) **(3)**	0.03	–	–	0.03
- Rate Increases	0.06	–	–	0.06
- Other Distribution Revenue	0.02	–	–	0.02
• Transmission Revenue	0.01	–	–	0.01
• ACE Basic Generation Service (primarily unbilled revenue)	(0.01)	–	–	(0.01)
• Operation & Maintenance	0.04	–	–	0.04
• Depreciation & Amortization	(0.03)	–	–	(0.03)
• Other, net	0.02	–	–	0.02
Pepco Energy Services	–	(0.01)	–	(0.01)
Corporate and Other	–	–	–	–
Income Tax Adjustments	(0.05)	–	–	(0.05)
Dilution	(0.02)	–	–	(0.02)
2014 Earnings (loss) per share from Continuing Operations (GAAP) (4)	**$ 0.31**	**$ –**	**$ (0.01)**	**$ 0.30**

(1) The weighted average number of diluted shares outstanding for the 2013 period was 237 million.
(2) Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.
(3) The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.03 per share.
(4) The weighted average number of diluted shares outstanding for the 2014 period was 251 million.

Pepco Holdings Inc *Note: See Regulation G Information at the beginning of today's presentation.* 11

12 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 2013 Adjusted* 2014E Guidance 2014 Earnings Guidance Earnings Per Share $ 1.12 - $1.27 $1.14 The guidance range excludes : ▪ The results of discontinued operations and the impact of any special, unusual or extraordinary items ▪ The effect of adopting new accounting standards ▪ The effect of changes in tax law ▪ Impairment of assets ▪ Merger and integration costs associated with the planned merger with Exelon The guidance range assumes: ▪ Normal weather conditions * See Appendix for reconciliation of GAAP earnings per share to adjusted earnings per share. Note: See Safe Harbor Statement/Reg. G Information at the beginning of today’s presentation.

Appendix

14 Reconciliation of GAAP EPS to Adjusted EPS Note: See Regulation G Information at the beginning of today’s presentation. Year Ended December 31, 2013 Reported (GAAP) Earnings per Share from Continuing Operations $ 0.45 Adjustments (after - tax )*: Interest associated with c hange in assessment of corporate tax benefits related to the cross - border energy lease investments 0.27 PCI valuation allowances related to certain deferred tax assets 0.41 I mpairment charges related to Pepco Energy Services long - lived assets 0.01 Adjusted Earnings per Share from Continuing Operations ( Non - GAAP) $ 1.14 * Calculated, where applicable, using a composite income tax rate of approximately 35%